As filed with the Securities and Exchange Commission on February 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware	16-1213679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5790 Widewaters Parkway

DeWitt, New York 13214

(315) 445-2282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Tryniski

President and Chief Executive Officer

Community Bank System, Inc.

5790 Widewaters Parkway

DeWitt, New York 13214

(315) 445-2282

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew P. Alin, Esq. Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 (212) 504-6000	George J. Getman, Esq. EVP and General Counsel Community Bank System, Inc. 5790 Widewaters Parkway DeWitt, New York 13214 (315) 445-2282

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value	1,322,364	$57.66	$76,247,509	$8,837

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares of common stock that may be issued or sold resulting from stock splits, stock dividends and similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock on February 2, 2017 (a date within five business days prior to the initial filing of this registration statement), as reported on the New York Stock Exchange.

PROSPECTUS

1,322,364 Shares of Common Stock

This prospectus relates to an aggregate of up to 1,322,364 shares of common stock (the “Shares”) of Community Bank System, Inc. (“Community Bank System”) that may be resold from time to time by the selling stockholders listed in the table under the section entitled “Selling Stockholders” in this prospectus for their own account. We will not receive any proceeds from the sale of shares offered by the selling stockholders.

The Selling Stockholders (as defined below) acquired the Shares pursuant to the Agreement and Plan of Merger, dated as of December 2, 2016 (the “Merger Agreement”), by and among Community Bank System, Cohiba Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Community Bank System (“Merger Sub”), Northeast Retirement Services, Inc., a Massachusetts corporation (“NRS”), and Shareholder Representative Services LLC, a Colorado limited liability company. Pursuant to the Merger Agreement, we acquired all of the outstanding capital stock of NRS through the merger of NRS with and into Merger Sub (the “Merger”) and issued the Shares as a portion of the merger consideration to the stockholders of NRS (collectively, the “Selling Stockholders”). 132,362 of the Shares were deposited into an escrow account at the closing of the Merger to secure our rights to indemnification claims pursuant to the Merger Agreement. See “Prospectus Summary – Acquisition of NRS”. Subject to the resale restrictions set forth in the Merger Agreement, the Selling Stockholders may sell the Shares directly to purchasers or, through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholders may sell the Shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at privately negotiated prices. This prospectus describes the general manner in which the Shares may be offered and sold by the Selling Stockholders. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus. See “Plan of Distribution”.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CBU”. On February 2, 2017, the closing price of our common stock, as reported on the NYSE, was $57.66 per share.

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INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, INCLUDING OUR FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, OR IN ANY PROSPECTUS SUPPLEMENT HERETO BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________________________________________________________________

The date of this prospectus is February 3, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell or otherwise dispose of some or all of the Shares.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or document incorporated by reference is accurate as of any date other than the date set forth in those documents.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where such offer or sale is not permitted.

This prospectus incorporates by reference business, financial and other information about us that is not included in or delivered with this document. You should read the additional information described under the sections entitled “Incorporation of Documents by Reference” and “Where You Can Find More Information” in this prospectus.

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This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update, amend or supplement the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the terms “Community Bank System,” “we,” “our,” and “us” or similar references refer to Community Bank System, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties.  Actual results may differ materially from the results discussed in the forward-looking statements.  Moreover, Community Bank System’s plans, objectives and intentions are subject to change based on various factors (some of which are beyond Community Bank System’s control).  Factors that could cause actual results to differ from those discussed in the forward-looking statements include:  (1) risks related to credit quality, interest rate sensitivity and liquidity;  (2) the strength of the U.S. economy in general and the strength of the local economies where Community Bank System conducts its business;  (3) the effect of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;  (4) inflation, interest rate, market and monetary fluctuations;  (5) the timely development of new products and services and customer perception of the overall value thereof (including features, pricing and quality) compared to competing products and services;  (6) changes in consumer spending, borrowing and savings habits;  (7) technological changes; (8) any acquisitions or mergers that might be considered or consummated by Community Bank System and the costs and factors associated therewith;  (9) the ability to maintain and increase market share and control expenses;  (10) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and accounting principles generally accepted in the United States;  (11) changes in Community Bank System’s organization, compensation and benefit plans and in the availability of, and compensation levels for, employees in its geographic markets;  (12) the costs and effects of litigation and of any adverse outcome in such litigation; (13) other risk factors outlined in Community Bank System’s filings with the Securities and Exchange Commission from time to time; (14) changes imposed by regulatory agencies including to increase Community Bank System’s capital requirements; and (15) the success of Community Bank System at managing the risks of the foregoing. In addition, Community Bank System’s past results of operations do not necessarily indicate Community Bank System’s and NRS’ combined future results. Other factors that could cause the results of Community Bank System to differ materially from those described in the forward-looking statements can be found in our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, and current reports on Form 8-K.

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The foregoing list of important factors is not exclusive.  You should not place undue reliance on any of the forward-looking statements, which speak only as of the date on which they are made. Community Bank System does not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect events or circumstances after the date on which such statement is made.  If Community Bank System does update or correct one or more forward-looking statements, investors and others should not conclude that Community Bank System will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus (including, but not limited to, materials furnished under Items 2.02 or 7.01 of Form 8-K). The following documents filed with the SEC pursuant to the Exchange Act are incorporated by reference herein:

•	Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;

•	Quarterly Reports on Form 10-Q for the Quarter ended March 31, 2016, filed on May 9, 2016, for the Quarter ended June 30, 2016, filed on August 9, 2016, and for the Quarter ended September 30, 2016, filed on November 9, 2016;

•	Proxy Statement for Annual Meeting of Stockholders filed on April 1, 2016; and

•	Current Reports on Form 8-K filed January 7, 2016, March 16, 2016, May 20, 2016, October 24, 2016 (except Item 2.02), October 27, 2016, December 5, 2016, December 8, 2016, January 4, 2017, January 6, 2017 and February 3, 2017.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be directed to Donna J. Drengel, Investor Relations, Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, telephone number (315) 445-2282. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

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PROSPECTUS SUMMARY

This section contains a general summary of information contained elsewhere in this prospectus. It may not include all of the information that is important to you. Our business is subject to a number of risks, which we describe in the “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2015, filed with the SEC on February 29, 2016, and subsequent quarterly reports on Form 10-Q, which are incorporated by reference herein. See “Incorporation of Documents by Reference”. You should read the entire prospectus and the documents incorporated by reference before making an investment decision.

We are a Delaware corporation (incorporated in April 1983) registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. At December 31, 2016, Community Bank System had on a consolidated basis approximately $8.7 billion in total assets, $7.1 billion in total deposits, $4.9 billion in total loans and stockholders’ equity of $1.2 billion. Our principal executive offices are located in DeWitt, New York, and we are the parent company of Community Bank, N.A. (“Community Bank”), a national banking association, which is among the country’s 150 largest financial institutions.

Community Bank is a commercial banking franchise with more than 200 customer facilities and 202 ATMs stretching diagonally from Northern New York to the Southern Tier and west to Lake Erie, and in Northern Pennsylvania. Community Bank is a national bank and a member of the Federal Reserve System and the Federal Home Loan Bank System, and its deposits are insured by the Federal Deposit Insurance Corporation, up to applicable limits.

Community Bank System’s business strategy is to operate as a profitable, diversified financial services company providing a variety of banking and other financial services, with an emphasis on consumer and residential mortgage lending and commercial business loans to small and medium-sized businesses. As a result of consolidation of small to medium-sized financial institutions and the de-emphasis on retail branch banking by larger bank holding companies in the markets Community Bank serves, we believe there is a significant opportunity for a community-focused bank to provide a full range of financial services to small and middle-market commercial and retail customers. Community Bank’s branches are located in small towns and villages where competition is less intense. Community Bank emphasizes comprehensive retail and small business products and responsive, decentralized decision-making which reflect Community Bank’s knowledge of its local markets and customers.

Through our subsidiaries, Community Bank System offers a wide range of financial services to businesses, individuals, agricultural and government customers. Community Bank’s subsidiary, OneGroup NY, Inc., is a regional insurance broker with headquarters in Syracuse, New York. Community Bank System’s wholly-owned subsidiary, Benefit Plans Administrative Services, Inc., is a leading provider of employee benefits administration and trust services, and actuarial and consulting services to customers on a national scale.

On October 24, 2016, Community Bank System announced it had entered into a definitive agreement to acquire Merchants Bancshares, Inc., the parent company of Merchants Bank headquartered in South Burlington, Vermont, for approximately $352 million in Community Bank System common stock and cash.

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For additional information concerning the business of Community Bank System and our financial condition, results of operations and prospects, you should refer to the documents incorporated in this document by reference. See “Where You Can Find More Information”.

Acquisition of NRS

On December 2, 2016, Community Bank System entered into the Merger Agreement with NRS, whereby NRS agreed to merge with and into Merger Sub, with Merger Sub continuing as the surviving entity as a wholly owned subsidiary of Community Bank System. The Merger was completed on February 3, 2017 (the “Closing Date”).

Pursuant to the Merger Agreement, we issued 1,322,364 shares of our common stock to the Selling Stockholders on the Closing Date. 132,362 of the Shares were deposited into an escrow account on the Closing Date (the “Escrow Account”) to secure our rights to indemnification pursuant to the Merger Agreement. The Shares held in the Escrow Account will be released on the later of (i) February 3, 2018 and (ii) the date on which we file with the SEC our annual report on Form 10-K for the fiscal year ending December 31, 2017, except for any Shares necessary to satisfy pending indemnification claims.

This prospectus covers the resale of the Shares issued on the Closing Date, including the Shares held in the Escrow Account, pursuant to the terms of the Merger Agreement.

Registration Rights

In connection with the Merger, we have agreed to file a registration statement, of which this prospectus forms a part, pursuant to a Registration Rights Agreement dated as of the Closing Date, by and among Community Bank System and the Selling Stockholders (the “Registration Rights Agreement”), a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part, and to use our reasonable best efforts to maintain the effectiveness of the registration statement until the earlier of:

•	the date when all of the Shares may be sold without volume or manner of sale restrictions under Rule 144 promulgated by the SEC pursuant to the Securities Act (“Rule 144”), without the requirement for Community Bank System to be in compliance with the current public information requirements under Rule 144 (including under Rule 144(c)(1) and Rule 144(i)(2)); and

•	the date when all of the Shares have been sold in accordance with the section entitled “Plan of Distribution” or pursuant to Rule 144.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described in, and incorporated by this reference into, this prospectus, including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2015, filed with the SEC on February 29, 2016, and subsequent quarterly reports on Form 10-Q. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties of which we are currently unaware, or that we currently believe to be immaterial, may also become important factors that materially and adversely affect our business, financial condition or results of operations. If any of these risks actually occurs, our business operations, financial condition and results of operations could be materially and adversely affected. In that event, the market price of the shares of our common stock could decline and you may lose all or a substantial part of your investment.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the net proceeds from the sales of the Shares covered by this prospectus and we will not receive any proceeds from the sales.

SELLING STOCKHOLDERS

The following table sets forth information regarding the Selling Stockholders named below and the Shares that may be offered and sold from time to time by them pursuant to this prospectus. Other information about the Selling Stockholders may change over time. The Selling Stockholders named below are referred to in this prospectus as the “Selling Stockholders”.

All of the Shares were issued to the Selling Stockholders in connection with the Merger with NRS pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. In connection with the Merger, we agreed to register the Shares under the Securities Act pursuant to the Registration Rights Agreement. See “Prospectus Summary—Acquisition of NRS”.

The Selling Stockholders from time to time may offer all or some or none of their Shares under this prospectus. Since the Selling Stockholders are not obligated to sell, transfer or otherwise dispose of their Shares, and because the Selling Stockholders may acquire shares of our publicly-traded common stock, we cannot estimate how many shares each Selling Stockholder will beneficially own upon the termination of any particular offering by such Selling Stockholder. The table below assumes that the Selling Stockholders will sell all of the Shares.

To the best of our knowledge, based in part on representations made to us by the Selling Stockholders, none of the Selling Stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. To the best of our knowledge, except for SSB Investments, Inc., none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, nor at the time of the acquisition, except for the arrangement with Raymond James & Associates, Inc. (“Raymond James”) described elsewhere in this prospectus, did any Selling Stockholder have direct or indirect agreements or understandings with any person to distribute their shares. See “Plan of Distribution”.

None of the Selling Stockholders beneficially own 1% or more of our outstanding common stock.

Owner	Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock Being Offered(1)

1196 Corporation	80,194	80,194

1851 Corp.	112,927	112,927

Avidia Bank	28,810	28,810

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Owner	Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock Being Offered(1)

Berkshire Bank	39,766	39,766

Brookline Securities Corp.	155,912	155,912

BOLT, Inc.	2,884	2,884

BSSB Corp	28,810	28,810

Cedric Corporation	28,810	28,810

Eastern Bank	28,810	28,810

Easthampton Savings Bank	46,467	46,467

Florence Savings Eagles, Inc.	2,884	2,884

Thomas Forese, Jr. (2)	96,199	96,199

Kenneth G. Y. Grant (2)	43,208	43,208

Christopher Hulse (2)	29,413	29,413

Marbro-Hudston, Inc.	28,810	28,810

Merrimac Industries, Inc.	11,303	11,303

Middlesex Savings Bank	2,884	2,884

People's United Bank	195,689	195,689

Polo Enterprises, Inc.	128,310	128,310

Real/Property, Inc.	28,810	28,810

SSB Investments, Inc.	2,884	2,884

TNOP, Inc.	39,776	39,776

Watertown Savings Bank	155,912	155,912

WSB Development Corp	2,884	2,884

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(1)	Includes Shares deposited into Escrow Account. See “Prospectus Summary – Acquisition of NRS”.

(2)	The Selling Stockholder was a former employee of NRS and is now employed by Merger Sub, an indirect subsidiary of Community Bank System.

PLAN OF DISTRIBUTION

The Shares listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these Shares by the holders of such Shares from time to time on or after the date of this prospectus. Registration of the Shares covered by this prospectus does not mean, however, that such Shares necessarily will be offered or sold pursuant to the prospectus. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. Pursuant to the Merger Agreement, the Selling Stockholders have agreed, that from the Closing Date until the close of trading on the 100th trading day following the Closing Date (“Transfer Restriction Period”), they are prohibited, on any given trading day, from selling a number of shares of common stock acquired in the Merger that in the aggregate exceeds 43,016 shares (the “Daily Limit”).

During the Transfer Restriction Period, each Selling Stockholder (together with its affiliates) is permitted to sell on any given trading day a number of shares acquired pursuant to the Merger Agreement up to (and in no event in excess of) such Selling Stockholder’s pro rata portion of the Daily Limit. However, the Merger Agreement provides that the Selling Stockholders may retain a broker-dealer, investment adviser or other financial intermediary to coordinate the sale of the Shares during all or any portion of the Transfer Restriction Period, in which case the sale of the Shares by a Selling Stockholder participating in such arrangement may exceed such Selling Stockholder’s pro rata portion of the Daily Limit on a given trading day but only if the aggregate sales of the Shares on such trading day by all participating Selling Stockholders do not, in the aggregate, exceed the aggregate pro rata portion of all such participating Selling Stockholders.

To that end, and in order to effectuate sales of the Shares in compliance with the Daily Limit, six Selling Stockholders intend to enter into an agreement with Raymond James & Associates, Inc. (“Raymond James”), a registered broker-dealer, with respect to the sale of the Shares throughout the Transfer Restriction Period. The agreement with Raymond James provides for the tracking of daily sales of Shares by those six Selling Stockholders to ensure that, as a group, those Selling Stockholder adhere to their aggregate pro rata portion of the Daily Limit.

Subject to the sales volume restrictions set forth above, the Selling Stockholders may sell the Shares from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including one or more of the following:

•	through the NYSE or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

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•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law and in accordance with our “policy prohibiting insider trading”.

In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers (in addition to the arrangement with Raymond James discussed above) to participate. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. Broker-dealer transactions may include:

•	a block trade in which a broker-dealer may resell all or part of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	pledges of Shares to a broker-dealer, who may, in the event of default, purchase or sell the pledged shares; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers on behalf of the Selling Stockholders.

In addition, Selling Stockholders who are neither an employee of ours nor otherwise subject to our insider trading policy may enter into option, derivative or hedging transactions with respect to the Shares, and any related offers or sales of Shares may be made pursuant to this prospectus. For example, the Selling Stockholders may:

•	enter into transactions involving short sales of the Shares by broker-dealers in the course of hedging the positions they assume with Selling Stockholders;

•	sell Shares short themselves and deliver the Shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•	write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the Shares, or which they settle through delivery of the Shares;

•	enter into option transactions or other types of transactions that require the Selling Stockholder to deliver Shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	lend the Shares to a broker, dealer or other financial institution, which may sell the lent Shares.

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These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of Shares offered hereby, and such broker, dealer or other financial institution may resell such Shares pursuant to this prospectus.

Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders (and, if they act as agent for the purchaser of the Shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

The Selling Stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the Selling Stockholders can presently estimate the amount of such compensation. Any Selling Stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. The Selling Stockholders may indemnify underwriters, brokers, dealers or agents that participate in transactions involving sales of the Shares against specific liabilities, including liabilities arising under the Securities Act.

We will pay substantially all of the expenses incident to the preparation and filing of the registration statement, of which this prospectus forms a part. Each Selling Stockholder will be responsible for its respective expenses incident to any sale of Shares by that Selling Stockholder, including commissions and discounts of underwriters, brokers, dealers or agents, as well as fees and expenses payable to Raymond James, to the extent applicable.

In order to comply with certain states’ securities laws, if applicable, the Shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the Selling Stockholders will sell any or all of the Shares offered by them pursuant to this prospectus. In addition, we do not assure you that the Selling Stockholders will not transfer, devise or gift the Shares by other means not described in this prospectus. Moreover, any Shares of common stock covered by this prospectus that meet the requirements for sale in accordance with Rule 144 may be sold under Rule 144 rather than under this prospectus.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder.

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EXPERTS

The consolidated financial statements of Community Bank System and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) incorporated in this registration statement by reference to Community Bank System’s Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Shares will be passed upon for us by George J. Getman, the Executive Vice President and General Counsel of Community Bank System.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy statements and other information can be inspected and copied at prescribed rates at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information, including electronic versions of our filings. The website address is http://www.sec.gov. Our SEC filings are also available free of charge at our website at http://www.communitybankna.com, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Shares. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the Shares. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s Public Reference Room and on the SEC’s website at the addresses set forth above.

You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits to the registration statement for copies of the actual contract, agreement or document.

8

1,322,364 Shares of Common Stock

PROSPECTUS

February 3, 2017

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All amounts shown are estimates, except for the registration fee.

SEC Registration Fee	$8,837

Accounting fees and expenses	$2,900

Legal fees and expenses	$21,500

Miscellaneous	$3,000

Total	$36,237

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation.

The Registrant’s Bylaws provide indemnity to the Registrant’s directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts actually and reasonably incurred in connection with any action brought against such person in such capacity to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Under Delaware law and the Bylaws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or of such subsidiary.

In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of the Registrant and its subsidiaries.

Item 16. Exhibits.

(a)          The following exhibits are filed as part of this Registration Statement on Form S-3:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 2, 2016, by and among Community Bank System, Inc., Cohiba Merger Sub, LLC, Northeast Retirement Services, Inc. and Shareholder Representative Services LLC. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 8, 2016 (File No. 001-13695))
3.1	Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed on October 20, 2000 (File No. 333-48374)).

Exhibit Number	Description of Exhibit
3.2	Certificate of Amendment of Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on May 7, 2004 (File No. 001-13695)).
3.3	Certificate of Amendment of Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 9, 2013 (File No. 001-13695)).
3.4	Amended Bylaws of Community Bank System, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 24, 2007 (File No. 001-13695)).
4.1	Form of Common Stock Certificate of Community Bank System, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on September 29, 2008 (File No. 333-153403)).
5.1*	Opinion of George J. Getman, EVP and General Counsel of Community Bank System, Inc., as to the validity of the securities being registered.
10.1*	Form of Registration Rights Agreement, by and between Community Bank System, Inc. and the stockholders of Northeast Retirement Services, Inc.
23.1*	Consent of PricewaterhouseCoopers, LLP.
24.1*	Power of Attorney (included in signature page).

* filed herewith

Item 17. Undertakings

The Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)      That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6)      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, State of New York on February 3, 2017.

COMMUNITY BANK SYSTEM, INC.

By:	/s/ Mark E. Tryniski
Name:	Mark E. Tryniski
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark E. Tryniski and Scott Kingsley, severally, acting alone and without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark E. Tryniski	Director, President and Chief	February 3, 2017
Mark E. Tryniski	Executive Officer
(Principal Executive Officer)

/s/ Scott Kingsley	Treasurer and Chief Financial Officer	February 3, 2017
Scott Kingsley	(Principal Financial and
Accounting Officer)

/s/ Brian R. Ace	Director	February 3, 2017
Brian R. Ace

Signature	Title	Date

/s/ Mark J. Bolus	Director	February 3, 2017
Mark J. Bolus

/s/ Nicolas A. Dicerbo	Director	February 3, 2017
Nicholas A. DiCerbo

/s/ Neil E. Fesette	Director	February 3, 2017
Neil E. Fesette

/s/ James A. Gabriel	Director	February 3, 2017
James A. Gabriel

/s/ Michael R. Kallet	Director	February 3, 2017
Michael R. Kallet

/s/ Edward S. Mucenski	Director	February 3, 2017
Edward S. Mucenski

/s/ John Parente	Director	February 3, 2017
John Parente

/s/ Sally A. Steele	Director and Chair of the Board	February 3, 2017
Sally A. Steele	of Directors

/s/ Eric E. Stickels	Director	February 3, 2017
Eric E. Stickels

/s/ John F. Whipple, Jr.	Director	February 3, 2017
John F. Whipple, Jr.

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 2, 2016, by and among Community Bank System, Inc., Cohiba Merger Sub, LLC, Northeast Retirement Services, Inc. and Shareholder Representative Services LLC. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 8, 2016 (File No. 001-13695))
3.1	Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed on October 20, 2000 (File No. 333-48374)).
3.2	Certificate of Amendment of Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on May 7, 2004 (File No. 001-13695)).
3.3	Certificate of Amendment of Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 9, 2013 (File No. 001-13695)).
3.4	Amended Bylaws of Community Bank System, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 24, 2007 (File No. 001-13695)).
4.1	Form of Common Stock Certificate of Community Bank System, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on September 29, 2008 (File No. 333-153403)).
5.1*	Opinion of George J. Getman, EVP and General Counsel of Community Bank System, Inc., as to the validity of the securities being registered.
10.1*	Form of Registration Rights Agreement, by and between Community Bank System, Inc. and the stockholders of Northeast Retirement Services, Inc.
23.1*	Consent of PricewaterhouseCoopers, LLP.
24.1*	Power of Attorney (included in signature page).

* filed herewith